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                                  EXHIBIT 2(a)

                                Blackfriars Corp.

                        Directors and Executive Officers


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                                                                                     Present Principal
Name and Business Address                   Title                                    Occupation or Employment
-------------------------                   -----                                    ------------------------

K. W. Colburn                               Director                                 Business Executive
555 Skokie Blvd., Suite 555                 President
Northbrook, IL  60062

R. W. Colburn                               Director                                 Business Executive
555 Skokie Blvd., Suite 555                 Vice President and
Northbrook IL  60062                        Assistant Secretary

C. C. Hogel                                 Director                                 Business Executive
555 Skokie Blvd., Suite 555
Northbrook, IL 60062

T. A. Lullo                                 Treasurer and Assistant                  Business Executive
31356 Via Colinas                           Secretary
Westlake Village, CA 91362

D. T. Bradford                              Secretary General                        Counsel
31356 Via Colinas
Westlake Village, CA 91362
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